Exhibit 99.1

Lode-Star Mining Inc.

Reno, Nevada (December 11, 2017) – Lode-Star Mining Inc. (LSMG:OTCQB) has moved its corporate offices from Cypress, TX to Reno, NV. The Company will still maintain a branch office in Vancouver, BC and, to a much lesser extent, an interim support office in Cypress, TX.

“We see this move from Cypress, which is a suburb of Houston, TX  to Reno as being an operational centric move. In early 2018 we are going to undertake a more significant amount of work on the Goldfield Bonanza property which is located in Goldfield, NV. Therefore, it only makes sense to be located in Reno.” said Mark Walmesley, CEO of Lode-Star Mining Inc.

The New head office address will be: 1 East Liberty St. Suite 600- Reno NV 89501.

About Lode-Star Mining Inc.
Lode-Star Mining Inc., traded on the OTC Markets' OTCQB marketplace under the symbol (LSMG:OTCQB), is a U.S. based junior-tier mining company focused on the exploration, development, and production of North American mineral assets.

LSMG is the operator of the Goldfield Bonanza property, acquired under an option for development on December 11, 2014 from Lode-Star Gold, Inc., a private Nevada corporation. LSMG is developing the Goldfield Bonanza property, following a work program contingent upon receipt of the necessary permitting and approvals being sought. Please visit our website at OTC Markets http://www.lode-starmining.com.

Contacts for Lode-Star Mining Inc.

Pam Walters
Lode-Star Mining Inc. investor relations
phone : (281) 256-7101
e-mail : info@lode-starmining.com
website: www.lode-starmining.com

Forward Looking Statements

This news release may contain forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause LSMG's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements. Forward-looking statements reflect LSMG's current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Except as required by law, LSMG assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.